UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Altegris KKR Commitments Master Fund

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ALTEGRIS KKR COMMITMENTS MASTER FUND

1200 Prospect Street

Suite 400

La Jolla, CA 92037

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

[●], 2020

Dear Shareholder,

On [●], [●], 2020, Altegris KKR Commitments Master Fund (the “Fund”) will hold a Special Meeting of Shareholders (the “Special Meeting”) beginning at [11:00] a.m. Eastern time. In light of public health concerns regarding the coronavirus pandemic, the Special Meeting will be held in a virtual meeting format, only, and you may participate by webcast or telephonically. You will not be able to attend the Special Meeting in person.

We are holding the Special Meeting to consider and vote upon the following proposals:

Proposal 1.	To approve a new investment advisory agreement between the Fund and iCapital Registered Fund Adviser LLC (“iCapital RF Adviser”).

Proposal 2.	To approve a new investment sub-advisory agreement between iCapital RF Adviser and StepStone Group LP (“StepStone”).

Proposal 3.	To elect one Trustee to the Fund’s Board of Trustees.

Proposal 4.	To approve a “manager of managers” structure for the Fund that would permit iCapital RF Adviser to hire and replace sub-advisers and modify sub-advisory agreements without shareholder approval, in reliance on any future exemptive order applicable to the Fund or any other future rule.

Only shareholders of record who owned shares at the close of business on [●], 2020 are entitled to vote their shares at the Special Meeting or any adjournment or postponement thereof. The proxy statement and proxy card will be provided to shareholders on or about [●].

By Order of the Board of Trustees,

/s/ Kamal Jafarnia

Kamal Jafarnia

Secretary

It is important that your shares be represented and voted at the Special Meeting, whether or not you attend the Special Meeting. . You may authorize your proxy by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the business reply envelope provided. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. If you attend the Special Meeting, you may withdraw your proxy and vote virtually at the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [●], 2020:

The proxy statement is available at [●].

I

ALTEGRIS KKR COMMITMENTS MASTER FUND

i

ALTEGRIS KKR COMMITMENTS MASTER FUND

1200 Prospect Street

Suite 400

La Jolla, CA 92037

SPECIAL MEETING OF SHAREHOLDERS

To Be Held On [●], 2020

PROXY STATEMENT

INFORMATION ABOUT THE MEETING AND VOTE

Why is a Special Meeting of Shareholders being held?

Artivest Holdings LLC (“Artivest”) is the parent company of Altegris Advisors, LLC (“Altegris”), the investment adviser to the Altegris KKR Commitments Master Fund (the “Fund”). On May 11, 2020, Artivest entered into two asset purchase agreements with Institutional Capital Network, Inc. (“iCapital Network”) for the sale of certain assets from Artivest to iCapital Network. One of those asset purchase agreements provides for the sale of certain assets relating to the business of managing the Fund, including the opportunity for iCapital Network or an affiliate to serve as the investment adviser to the Fund on substantially the same terms as the existing investment advisory agreement between Altegris and the Fund (the “Existing Advisory Agreement”) (the “Transaction”). The Transaction would result in the termination of the Existing Advisory Agreement.

StepStone Group L.P. (“StepStone”) serves as the Fund’s investment sub-adviser pursuant to a sub-advisory agreement between StepStone and Altegris (the “Existing Sub-Advisory Agreement”). Under the Investment Company Act of 1940, as amended (the “1940 Act”), the termination of the Existing Advisory Agreement also would result in the termination of the Existing Sub-Advisory Agreement. iCapital Network has expressed to the Board its desire to retain StepStone to continue to serve as the Fund’s investment sub-adviser.

At Board meetings held on September 15, 2020, October 12, 2020 and [●], 2020 (the “Board Meetings”), the Fund’s Board of Trustees (the “Board”), including the Board members who are not “interested persons” (as defined in the 1940 Act) (the “Independent Trustees”), considered and evaluated the proposed appointment of iCapital Registered Fund Adviser (“iCapital RF Adviser”), an affiliate of iCapital Network, as the new investment adviser to the Fund. On [●], 2020 approved a new investment advisory agreement between iCapital RF Adviser and the Fund (the “New Advisory Agreement”). On [●], 2020, the Board also approved a new investment sub-advisory agreement between iCapital RF Adviser and StepStone (the “New Sub-Advisory Agreement”). At a meeting on [●], 2020, the Board also approved the proposed “manager of managers” structure.

You are being asked to vote on a proposal to approve the New Advisory Agreement (“Proposal 1”) and a proposal to approve the New Sub-Advisory Agreement (“Proposal 2”).

If Proposal 1 and Proposal 2 are approved by the Fund’s shareholders, [it is anticipated that Matthew Osborne will resign from the Board]. Mr. Osborne is considered an “Interested Trustee” due to his affiliation with Altegris. As a result, you are also being asked to vote on a proposal to elect Nick Veronis, a Co-Founder and Managing Partner of iCapital Network, as an Interested Trustee of the Fund (“Proposal 3”).

Finally, you are being asked to approve a “manager of managers” structure, as described further below (“Proposal 4,” and together with Proposal 1, Proposal 2 and Proposal 3, the “Proposals”).

What is the date of the Special Meeting and where will it be held?

The Special Meeting will be held on [●], [●], 2020 beginning at [●] a.m. (local time). In light of public health concerns regarding the coronavirus pandemic, the Special Meeting will be held in a virtual meeting format, only, and you may participate by webcast or telephonically. You will not be able to attend the Special Meeting in person. This proxy statement and the accompanying materials are being mailed to shareholders of record described below on or about [●], 2020.

What will I be voting on at the Special Meeting?

At the Special Meeting, you will be asked to approve the New Advisory Agreement between the Fund and iCapital RF Adviser and the New Sub-Advisory Agreement between iCapital RF Adviser and StepStone.

What are the terms of the New Advisory Agreement?

The material terms of the New Advisory Agreement will be substantially identical to the terms of the Existing Advisory Agreement, other than iCapital RF Adviser would replace Altegris as the Fund’s investment adviser, and iCapital RF Adviser would be given authority to delegate investment advisory responsibilities to one or more additional or replacement sub-advisers. Specifically, the management fee under the New Advisory Agreement will be identical to the management fee under the Existing Advisory Agreement.

What are the terms of the New Sub-Advisory Agreement?

The material terms of the New Sub-Advisory Agreement will be substantially identical to the terms of the existing sub-advisory agreement between Altegris and StepStone (the “Existing Sub-Advisory Agreement”), other than iCapital RF Adviser (not Altegris) would enter into the agreement with StepStone. iCapital RF Adviser will continue to pay StepStone the identical sub-advisory fee out of the management fee it receives under the New Advisory Agreement.

Are the approvals of the New Advisory Agreement and New Sub-Advisory Agreement contingent upon one another?

The approval of the New Advisory Agreement by shareholders is not contingent upon the shareholders also approving the New Sub-Advisory Agreement, but the approval of the New Sub-Advisory Agreement by shareholders is contingent upon the shareholders also approving the New Advisory Agreement. If the New Advisory Agreement is not approved by shareholders, then the New Sub-Advisory Agreement will not become effective, but the New Advisory Agreement will be effective if approved by shareholders even if the New Sub-Advisory Agreement is not approved by shareholders.

What will happen if either the New Advisory Agreement or New Sub-Advisory Agreement is not approved by shareholders?

In the event that the shareholders do not approve the New Advisory Agreement, iCapital Network will not be required to close the Transaction and Altegris will continue to act as the investment adviser for the Fund pursuant to the Existing Advisory Agreement and StepStone will continue to act as the investment sub-adviser for the Fund pursuant to the Existing Sub-Advisory Agreement. In such event, the Board will determine a course of action believed by the Board to be in the best interests of the Fund and its shareholders.

In the event that the shareholders approve the New Advisory Agreement but do not approve the New Sub-Advisory Agreement, iCapital RF Adviser will become the investment adviser for the Fund pursuant to the New Advisory Agreement, but StepStone will cease to act as the investment sub-adviser for the Fund. In such event, iCapital RF Adviser and the Board will determine a course of action it believes to be in the best interests of the Fund and its shareholders.

What effect will the “manager of managers” structure have on the Fund?

Employing a “manager of managers” structure will allow iCapital RF Adviser and the Fund to enter into and materially amend investment sub-advisory agreements with unaffiliated sub-advisers and wholly-owned sub-advisers with the approval of the Board, without the expense and possible delay of seeking shareholder approval through a proxy and special shareholder meeting. While iCapital RF Adviser has no current intention to change the Fund’s current advisory/sub-advisory structure, the Board believes that a “manager of managers” structure is in the best interest of shareholders of the Fund and will allow the Fund to operate more efficiently if such changes are determined to be appropriate.

What will happen if Shareholders do not approve the “manager of managers” structure?

If the Fund’s shareholders do not approve the “manager of managers” structure, the proposed “manager of managers” structure will not take effect and shareholder approval will continue to be required each time iCapital RF Adviser or the Fund enters into or materially amends an investment sub-advisory agreement.

Who is entitled to vote at the Special Meeting?

Only shareholders of record as of the close of business on [●], 2020, which we refer to as the “Record Date,” are entitled to notice of, to attend and to vote at, the Special Meeting and any postponements or adjournments thereof. As of the Record Date, there were [●] issued and outstanding shares of the Fund held by approximately [●] holders of record entitled to vote at the Special Meeting.

How many votes do I have?

Each share has one vote on each Proposal to be considered at the Special Meeting or any postponement or adjournment thereof. All Classes will vote together as one Class with respect to each Proposal.

Do I have any appraisal rights in connection with my shares and the proposal contained herein?

No. Shareholders do not have any appraisal rights in connection with their shares and the Proposals contained herein.

How may I vote?

You may vote either by attending the Special Meeting or by authorizing a proxy by telephone, on the internet or by mail in accordance with the instructions provided below.

Your vote is important. By authorizing a proxy promptly, the expense of additional solicitations will be avoided.

You may authorize your proxy:

•	Via the internet. [●]

•	By telephone. [●]

•

By mail. You may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Please allow sufficient time for your proxy card to be timely received prior to 11:59 p.m., Eastern Time, on [●], 2020, which is the day before the Special Meeting.

Shares represented by valid proxies will be voted at the Special Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” the Proposals described in this proxy statement.

The Board does not intend to present, and has no information indicating that others will present, any business at the Special Meeting, other than as set forth in this proxy statement. However, if other matters requiring the vote of shareholders come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

To the extent discussed below, you may revoke your proxy and change your vote any time before voting occurs at the Special Meeting. You may change your vote using the Internet or telephone methods described herein, prior to 11:59 p.m., Eastern Time, on [●], 2020, which is the day before the Special Meeting, in which case only your latest Internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new proxy dated as of a later date before [●], or by attending the Special Meeting and voting virtually. However, your attendance at the Special Meeting will not automatically revoke your proxy, unless you properly vote at the Special Meeting, or specifically request that your prior proxy be revoked by delivering, prior to the time at which voting occurs at the Special Meeting, a written notice of revocation to the Fund at the following address: Altegris KKR Commitments Master Fund, 1200 Prospect Street, Suite 400, La Jolla, CA 92037, Attention: Kamal Jafarnia, Secretary.

Will my vote make a difference?

Yes. Your vote is needed to ensure the Proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and will save significant additional expenses associated with soliciting shareholder votes.

What constitutes a “quorum”?

The presence in person or by proxy of the shareholders of the Fund entitled to cast a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum for the transaction of business.

Abstentions will be included when determining the presence of a quorum. Uninstructed shares, as discussed below, will not be counted as shares present for purposes of determining quorum. If a quorum is not present, the Fund may adjourn the Special Meeting to a date not more than 120 days after the Record Date without further notice, other than announcement at the Special Meeting, to solicit additional proxies. The persons named as proxies will vote those proxies “FOR” such adjournment. Any business that might have been transacted at the Special Meeting as originally noticed may be transacted at any adjourned meetings at which a quorum is present.

What vote is required to approve the Proposals?

Approval of Proposal 1 and Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) entitled to vote at the Special Meeting. The 1940 Act defines “a majority of outstanding voting securities” of the Fund as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund, whichever is less. Approval of Proposal 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. All Classes will vote together as one Class with respect to each Proposal.

Shareholders of Record

If you are a shareholder of record, your properly executed proxy received prior to 11:59 p.m., Eastern Time, on [●], 2020, which is the day before the Special Meeting, and not duly revoked, will be voted in accordance with your instructions marked thereon. However, if you sign and return a proxy card without giving specific voting instructions, then the persons named as proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement. With respect to any other business that may be properly presented for a vote at the Special Meeting, the persons named as proxies will vote your shares in such manner as they may determine in their discretion.

Broker-controlled shares

If you are a beneficial owner of Fund shares held by a broker or other custodian, you may instruct the broker or other custodian that holds your shares as to how to vote your shares via the voting instruction form included with this proxy statement. All voting instruction forms timely received by the broker or other custodian that holds your shares, and not duly revoked, will be voted in accordance with the instructions marked thereon. However, if you do not provide your broker or other custodian of your shares with specific voting instructions, then your shares are referred to as “uninstructed shares”. Uninstructed shares will not be counted as shares present at the Special Meeting. The broker or other custodian cannot vote uninstructed shares on a “non-routine” matter, such as the New Advisory Agreement and Sub-Advisory Agreement proposal, and will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. As a result, in order for your vote to be counted on the Proposals, you must submit your voting instruction form to your broker or other custodian.

Principal Shareholders

As of the Record Date, to the knowledge of the Fund, no person is a beneficial owner or a shareholder of record of more than 5% of the voting securities of the Fund, except as set forth in Exhibit C.

How will the final voting results be announced?

Voting results will be announced at the conclusion of the Special Meeting.

Will the Fund incur expenses in connection with the Special Meeting or the Proposals?

No. iCapital RF Adviser has agreed to pay all costs associated with the solicitation of proxies for the Special Meeting. [Broadridge Financial Solutions], which we refer to as “[Broadridge],” has been retained by iCapital RF Adviser to assist in the solicitation of proxies at an expected cost that will not exceed [$●] in the aggregate, plus the reimbursement of [●]’s reasonable out-of-pocket expenses.

In addition to the solicitation of proxies by mail, proxies may be solicited by other means, including, by telephone, facsimile and email, by [●] and/or by trustees, officers and employees of the Fund, Altegris, iCapital RF Adviser and/or StepStone and affiliates of iCapital RF Adviser and/or StepStone, none of whom will receive any additional compensation for their services.

In addition, neither the Fund nor its shareholders will bear any other costs associated with the Proposals.

Will the Fund’s investment strategy be changed if the Proposals are approved?

No. iCapital RF Adviser has no plans to change the Fund’s investment strategy at this time.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your shareholder accounts in the future, you should call us at [●]. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a shareholder.

Only one proxy statement will be delivered to multiple shareholders sharing an address, unless the Fund has received contrary instructions. The Fund will furnish, upon written or oral request, a separate copy of the proxy statement to a shareholder at a shared address to which a single proxy statement was delivered. Requests for a separate proxy statement and other shareholder documents for the Fund, and notifications to the Fund that a shareholder wishes to receive separate copies in the future, should be made in writing to the Fund at [●] or by calling toll-free [●]. Multiple shareholders who are sharing an address and currently receiving multiple copies of shareholder documents for the Fund may request to receive only one copy of such documents by calling toll-free [●].

Will the Fund’s name be changed if the Proposals are approved?

Yes. If the Proposals are approved by the Fund’s shareholders, the Fund’s name will be changed to “iCapital KKR Private Markets Fund.”

Will the Fund’s distributor change if the Proposals are approved?

Yes. Altegris Investments, LLC currently serves as the Fund’s distributor. If the Proposals are approved, the Fund would enter into a new Distribution Agreement with iCapital Securities, LLC, a registered broker/dealer affiliate of iCapital Network, to serve as the Fund’s new distributor.

How does the Board recommend voting on the Proposals?

The Board, including all of the Independent Trustees, recommends that you vote “FOR” each of the Proposals to be considered and voted on at the Special Meeting.

PROPOSAL 1 – APPROVAL OF NEW ADVISORY AGREEMENT

Background

Artivest is the parent company of Altegris, the Fund’s investment adviser. On May 11, 2020, Artivest entered into two asset purchase agreements with iCapital Network for the sale of certain assets from Artivest to iCapital Network. One of those asset purchase agreements provides for the sale of certain assets relating to the business of managing the Fund, including the opportunity for iCapital Network or an affiliate to serve as the investment adviser to the Fund on substantially the same terms as the Existing Advisory Agreement. The Transaction would result in the termination of the Existing Advisory Agreement.

StepStone serves as the Fund’s investment sub-adviser pursuant to the Existing Sub-Advisory Agreement. Under the 1940 Act, the termination of the Existing Advisory Agreement also would result in the termination of the Existing Sub-Advisory Agreement. iCapital RF Adviser has expressed to the Board its desire to retain StepStone to continue to serve as the Fund’s investment sub-adviser.

On [●], 2020, the Board approved the New Advisory Agreement between iCapital RF Adviser and the Fund and the New Sub-Advisory Agreement between iCapital RF Adviser and StepStone.

New Advisory Agreement

The Fund is seeking approval of the New Advisory Agreement between the Fund and iCapital RF Adviser, which, if approved by the Fund’s shareholders, will replace the Existing Advisory Agreement with Altegris. Under the New Advisory Agreement, iCapital RF Adviser will become the Fund’s new investment adviser in place of Altegris. The material terms of the New Advisory Agreement will be substantially identical to the Existing Advisory Agreement, including the management fees paid by the Fund as described below.

The 1940 Act requires that a new investment advisory agreement be approved by both a majority of trustees who are not parties to such contract or agreement or interested persons of any such party and “a majority of the outstanding voting securities,” as such terms are defined under the 1940 Act. The Board is currently composed of five trustees, four of whom are Independent Trustees. The Board, including all of the Independent Trustees, has approved the New Advisory Agreement and believes it to be in the best interest of the Fund and its shareholders. If approved by a majority of the Fund’s outstanding shares (as defined under the 1940 Act) at the Special Meeting, the New Advisory Agreement will become effective on that date, subject to the approval of the New Sub-Advisory Agreement.

The shareholders of the Fund are being asked at the Special Meeting to approve the New Advisory Agreement between the Fund and iCapital RF Adviser for an initial term of two years. If the Fund enters into the New Advisory Agreement, the Existing Advisory Agreement with Altegris would be terminated at such time. The Board believes that the approval of the New Advisory Agreement is in the best interest of the Fund and its shareholders and will benefit the Fund based on the considerations discussed below. The Fund’s investment objective of seeking long-term capital appreciation would remain the same following the approval of the New Advisory Agreement.

Overview of the New Advisory Agreement

The New Advisory Agreement is substantially identical to the Existing Advisory Agreement, except for the identities of the parties and the addition of certain minor non-material terms. This summary description is qualified in its entirety by the complete text of the New Advisory Agreement, a copy of which is attached as Exhibit A to this proxy statement. The copy of the New Advisory Agreement attached as Exhibit A to this proxy statement is marked to show the changes against the Existing Advisory Agreement.

Same Advisory Fees

The terms of the New Advisory Agreement provide that the Fund will pay iCapital RF Adviser a management fee for its services. The management fee under the New Advisory Agreement will be the same as the management fee under the Existing Advisory Agreement, which management fee had been determined by the Board to be reasonable in connection with the Board’s recent renewal of the Existing Advisory Agreement in June 2020, and which the Board determined was also reasonable in relation to the services proposed to be provided by iCapital RF Adviser. The cost of the management fee will continue to be ultimately borne by the Fund’s shareholders.

Information Regarding iCapital

iCapital Network is a financial technology company that provides tech-based solutions for advisors, their high-net-worth client base, asset managers, and banks. It is assisted in this task by affiliates including a registered investment adviser, iCapital Advisors, LLC that provides investment advisory services and investment administration to privately offered funds, and a registered broker-dealer that provides a range of broker-dealer services, including private placement of securities and is anticipated to provide distribution of the Fund’s shares. iCapital RF Adviser is a newly created Delaware limited liability company formed in 2020 that will provide advisory services to the Fund, which would be its only client. As of June 30, 2020, iCapital Network had platform assets of $52.3 billion, and iCapital RF Adviser had no assets under management. KKR IKPMF Alternative Holdings LLC (“KKR Alternative Holdings”), a wholly owned subsidiary of Kohlberg Kravis Roberts & Co. (“KKR”), a leading global investment firm, capitalized and owns economically less than 25% of iCapital RF Adviser, and iCapital RFA Holding LLC (“iCapital RFA Holding”), a wholly owned subsidiary of iCapital Network, capitalized and owns more than 75% of iCapital RF Adviser. iCapital RFA Holding is solely responsible for the management and day to day operations of iCapital RF Adviser and holds one hundred percent of its voting interests.

KKR Alternative Holdings has no control over or voting interests in iCapital RF Adviser, including no representation on any investment committee or equivalent body or any input into the investment advice provided by iCapital RF Adviser. Nonetheless, pursuant to the terms of the relevant organizational documents, KKR Alternative Holdings maintains limited consent rights over actions taken by iCapital RF Adviser (but not the Fund) with respect to certain extraordinary corporate transactions and business decisions, all of which relate to maintaining its economic interest in iCapital RF Adviser. These consent rights include, among other things, a requirement that KKR Alternative Holdings must consent to any proposal put forth by iCapital RF Adviser to the Fund’s Board with respect to (i) any dissolution or merger involving the Fund; (ii) the appointment of sub-advisers; (iii) recommending to the Fund’s Board a waiver of advisory fees owed by the Fund to iCapital RF Adviser, an increase of the Fund’s aggregate repurchase offer rate, or dissolutions or mergers involving the Fund; or (iv) a change in the Fund’s investment policy of making capital commitments of at least 80% of its assets in or to investments of any type sponsored or advised by KKR or any of its affiliates, unless iCapital RFA Holding determines that it is necessary to make such recommendation consistent with iCapital RF Adviser’s fiduciary duties to the Fund.

Although KKR will have no rights to make any investment decisions on behalf of iCapital RF Adviser, KKR is expected to provide certain non-investment related services to iCapital RF Adviser for the benefit of iCapital RF Adviser and/or the Fund. Such services may include making appropriate personnel available for presentations, providing information for the Fund to prepare its tax reporting, providing administrative support in connection with commitments to or sales of KKR investment funds and such other functions as agreed to from time to time. An affiliate of KKR is also expected to provide certain distribution support services to the Fund. Such services may include marketing the Fund across wire-houses, private banks, regional broker-dealers and independent wealth firms. Such KKR affiliate will not act as an “underwriter” or “principal underwriter” of the Fund’s securities, as those terms are defined in the 1940 Act.

As noted above, KKR personnel have no role in iCapital RF Adviser’s investment process. Because the Fund proposes to allocate assets primarily to private equity investment funds and other investment funds sponsored by or affiliated with KKR, KKR’s substantial economic interest in iCapital RF Adviser may create an incentive for iCapital RF Adviser to favor the interests of KKR over the interests of the Fund in the assessment and selection of underlying funds, the negotiation of terms, and the exercise of the Fund’s rights in the underlying funds associated with KKR. iCapital Network and/or its affiliates may advise funds that may invest in other funds advised by KKR or which have other relationships with KKR, which may also give rise to a conflict of interest. iCapital RF Adviser’s investment controls, policies and procedures, and the role of StepStone, as the lead party in the process of selecting, negotiating terms with, and managing investments in underlying funds, may help to mitigate these potential conflict of interests.

iCapital Network was founded in 2013 with the goal of making high-quality alternative investments accessible to wealth advisors and their high-net-worth investors, and enabling fund managers to reach new sources of capital. Since then, iCapital Network has rapidly attracted clients, partners, and investors. In 2014, the iCapital Network platform launched. In 2016, iCapital Network acquired Credit Suisse’s HedgeFocus platform. In 2017, iCapital Network acquired Deutsche Bank’s US Private Equity Access Fund platform, and in 2019, the private wealth feeder platforms of Bank of America / Merrill Lynch and of Morgan Stanley. This year, iCapital Network purchased the alternative investments feeder fund business of Wells Fargo. An affiliate of KKR will own a de minimis interest in iCapital Network.

KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business.

Section 15(f) of the 1940 Act

The Board has been advised that iCapital RF Adviser intends to voluntarily comply with Section 15(f) of the 1940 Act. Section 15(f) provides in substance that an investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale of securities of, or other interest in, such investment adviser that results in an assignment of an investment advisory contract so long as two conditions are satisfied. The first condition of Section 15(f) is that, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of trustees must not be “interested persons” (as defined in the 1940 Act) of the investment adviser or predecessor adviser. The composition of the Board currently meets this test.

Second, an “unfair burden” (as defined in the 1940 Act, including any interpretations or no-action letters of the SEC or the staff of the SEC) must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term “unfair burden” (as defined in the 1940 Act) includes any arrangement, during the two-year period after the transaction, whereby the investment adviser (or predecessor or successor investment adviser), or any “interested person” (as defined in the 1940 Act) of such investment adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). iCapital Network has informed the Board that it intends to comply with the conditions of Section 15(f) as it applies to the Fund and the Transaction.

Board Considerations

At the Board Meetings, the Board reviewed information relating to iCapital RF Adviser, including materials relating to iCapital RF Adviser’s business, personnel and financial resources, and met with and asked questions of senior personnel of iCapital RF Adviser, KKR and StepStone. Following the presentations and after careful consideration of various matters, and evaluation of all factors deemed relevant, which are described below under “Factors Considered by the Board,” the Board, including all of the Independent Trustees, unanimously approved the New Advisory Agreement as being in the best interest of the Fund and its shareholders.

The Board then directed that the New Advisory Agreement be submitted to the Fund’s shareholders for approval with the Board’s recommendation that the shareholders vote to approve the New Advisory Agreement.

[Factors Considered by the Board

In approving the New Advisory Agreement, the Board, including all of the Independent Trustees, considered the following factors, in addition to other factors noted in this Proxy Statement:

•	the substantially identical terms of the New Advisory Agreement, including the management fees paid by the Fund;

•	the ability of iCapital RF Adviser to provide investment advisory services similar to those that have been provided by Altegris to the Fund;

•	the reputation, capabilities, experience, organizational structure and financial resources of iCapital RF Adviser;

•	the long-term business goals of iCapital RF Adviser with regard to the business and operations of the Fund;

•

iCapital RF Adviser’s representation to the Board that the manner in which the Fund’s assets are managed and the cost structure of the Fund are not expected to change on a going forward basis; and that it intends to provide the same or greater scope and quality of investment advisory and other services to the Fund as are currently provided;

•	the fees of comparable funds managed by other advisors;

•	the continuity of services provided by StepStone, which would continue to serve as the Fund’s investment sub-adviser; and

•

iCapital RF Adviser has agreed to bear the costs, fees and expenses incurred by the Fund in connection with the preparation and filing of this proxy statement and the solicitation of proxies for the Special Meeting.

Nature, Extent and Quality of Services Provided by the Adviser. The Board considered iCapital RF Adviser’s representations to the Board that it intends to provide the same or greater scope and quality of investment advisory services to the Fund that Altegris has provided. The Board considered that although iCapital RF Adviser itself is newly formed, it is part of, and will have access to the resources of, the larger iCapital Network organization. The Board considered the extent of iCapital Network’s platform and resources, iCapital Network’s experience selecting private fund investments for other products, as well as iCapital Network’s deep relationships with some of the largest fund distributors.

The Board also considered that iCapital RF Adviser would be delegating certain portfolio management responsibilities to StepStone, the Fund’s current sub-adviser, and the resources iCapital RF Adviser would be devoting to the oversight of StepStone. The Board also considered that iCapital Network has extensive experience with investment advisers in connection with its role as a technology services provider to investment advisers, their high-net-worth client base, asset managers, and banks. The Board also considered the chief compliance officer’s statement that he had reviewed the compliance policies and procedures of iCapital RF Adviser and concluded that the program is reasonably designed to prevent and detect violations of the Federal Securities Laws (as defined in Rule 38a-1 under the 1940 Act), and complies with Rule 38a-1 under the 1940 Act. Based on this review, the Board concluded that the range and quality of services provided by iCapital RF Adviser to the Fund under the New Advisory Agreement would be at the same or improved levels.

Advisory Fees. The Board also considered the fact that the management fee under the New Advisory Agreement will be identical to the Existing Advisory Agreement, which had within the last year been determined to be reasonable, and considered the fees of comparable funds managed by other advisers. The Board concluded that these factors supported approval of the New Advisory Agreement.

Profitability. The Board noted that it was too early to predict the profitability of iCapital RF Adviser resulting from its relationship with the Fund. The Board noted iCapital RF Adviser’s belief that its anticipated net profitability is reasonable in light of the level of commitment that iCapital RF Adviser will make as investment adviser to the Fund.

Economies of Scale. The Board considered any potential economies of scale that may result from the Transaction. The Board further noted iCapital RF Adviser’s statement that such economies of scale could not be predicted in advance of the Transaction.]

Vote Required

Approval of the New Advisory Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Special Meeting. The 1940 Act defines “a majority of outstanding voting securities” of the Fund as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund, whichever is less. All Classes will vote together as one Class with respect to Proposal 1.

The Board recommends a vote “for” the New Advisory Agreement.

PROPOSAL 2 – APPROVAL OF NEW SUB-ADVISORY AGREEMENT

On [●], 2020, the Board approved the New Sub-Advisory Agreement.

New Sub-Advisory Agreement

The Fund is seeking approval of the New Sub-Advisory Agreement between iCapital RF Adviser and StepStone, which, if approved by the Fund’s shareholders, will replace the Existing Sub-Advisory Agreement. Under the New Sub-Advisory Agreement, StepStone will continue to serve as the Fund’s investment sub-adviser. The material terms of the New Sub-Advisory Agreement will be substantially identical to the Existing Sub-Advisory Agreement, including the sub-advisory fees paid by to StepStone, as described below.

The 1940 Act requires that a new investment advisory agreement be approved by both a majority of trustees who are not parties to such contract or agreement or interested persons of any such party and “a majority of the outstanding voting securities,” as such terms are defined under the 1940 Act. The Board, including all of the Independent Trustees, has approved the New Sub-Advisory Agreement and believes it to be in the best interest of the Fund and its shareholders. If approved by a majority of the Fund’s outstanding shares (as defined under the 1940 Act) at the Special Meeting, the New Sub-Advisory Agreement will become effective on that date, subject to the approval of the New Advisory Agreement.

The shareholders of the Fund are being asked at the Special Meeting to approve the New Sub-Advisory Agreement between iCapital RF Adviser and StepStone. The material terms of the New Sub-Advisory Agreement will be substantially identical to the terms of the Existing Sub-Advisory Agreement. The Board believes that the approval of the New Sub-Advisory Agreement is in the best interest of the Fund and its shareholders and will benefit the Fund as such approval would provide continuity of sub-advisory services to the Fund by StepStone in its capacity as investment sub-adviser. As described in Proposal 1, the Fund’s investment objective of seeking long-term capital appreciation would remain the same following the approval of the New Sub-Advisory Agreement.

Overview of the New Sub-Advisory Agreement

The terms of the New Sub-Advisory Agreement provide that iCapital RF Adviser will pay StepStone a sub-advisory fee for its services out of the management fee iCapital RF Adviser receives under the New Advisory Agreement. The sub-advisory fee under the New Sub-Advisory Agreement will be the same as the sub-advisory fee under the Existing Sub-Advisory Agreement.

Information Regarding StepStone

StepStone is an independently owned investment firm focused exclusively on private markets. The firm was formed in 2007 by an experienced team of investment professionals who focus on private market assets. StepStone is a global private markets specialist overseeing (together with its related advisors) approximately $292 billion of private market assets, including approximately $66 billion of assets under management as of June 30, 2020. The firm creates customized portfolios using a highly disciplined, research-focused approach that prudently integrates all forms of private market assets.

Since the Fund’s inception, StepStone has served as the investment sub-adviser to the Fund and has provided ongoing research, recommendations, and portfolio management regarding the Fund’s investment portfolio.

Board Considerations

At the Board Meetings, the Board reviewed information relating to the Transaction and met with and asked questions of senior personnel StepStone. Following the presentations and after careful consideration of various matters, and evaluation of all factors deemed relevant, which are described below under “Factors Considered by the Board,” the Board, including all of the Independent Trustees, approved the New Sub-Advisory Agreement as being in the best interest of the Fund and its shareholders.

The Board then directed that the New Sub-Advisory Agreement be submitted to the Fund’s shareholders for approval with the Board’s recommendation that the shareholders vote to approve the New Sub-Advisory Agreement.

In the event that the shareholders do not approve the New Advisory Agreement, Altegris will continue to act as the investment adviser for the Fund pursuant to the Existing Advisory Agreement. In the event that the shareholders approve the New Advisory Agreement but do not approve the New Sub-Advisory Agreement, iCapital RF Adviser will become the investment adviser for the Fund pursuant to the New Advisory Agreement, but StepStone will cease to act as the investment sub-adviser for the Fund. In either event, the Board will determine a course of action believed by the Board to be in the best interests of the Fund and its shareholders.

[Factors Considered by the Board

In approving the New Sub-Advisory Agreement, the Board, including all of the Independent Trustees, considered the following factors, in addition to other factors noted in this Proxy Statement:

•	the substantially identical terms of the New Sub-Advisory Agreement, including the sub-advisory fees paid to StepStone;

•	the ability of StepStone to maintain continuity in the investment advisory services that it has previously provided to the Fund; and

•	the reputation, capabilities, experience, organizational structure and financial resources of StepStone;

Nature, Extent and Quality of Services Provided by the Sub-Adviser. The Board considered StepStone’s track record as investment sub-adviser to the Fund. The Board noted StepStone’s experienced team of professionals and the firm’s position as a leader in the private markets industry. The Board considered StepStone’s experience as a leading investment manager in the private markets industry, overseeing (together with its related advisors) approximately $292 billion of Private Market Assets, including approximately $66 billion of assets under management as of June 30, 2020. Based on this review, the Board concluded that the range and quality of services provided by StepStone to the Fund under the New Sub-Advisory Agreement would be at the same or improved levels.

Sub-Advisory Fees. The Board also considered the fact that the sub-advisory fee under the New Sub-Advisory Agreement will be identical to the sub-advisory fee under the Existing Sub-Advisory Agreement, which sub-advisory fee had been determined by the Board to be reasonable in connection with the Board’s recent renewal of the Existing Sub-Advisory Agreement in June 2020. The Board concluded that these factors supported approval of the New Sub-Advisory Agreement.]

Vote Required

Approval of the New Sub-Advisory Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Special Meeting. The 1940 Act defines “a majority of outstanding voting securities” of the Fund as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund, whichever is less. All Classes will vote together as one Class with respect to Proposal 2.

The Board recommends a vote “for” the New Sub-Advisory Agreement.

PROPOSAL 3 – ELECTION OF TRUSTEE

Information about the Nominee and Trustees

At the Special Meeting and pursuant to the By-Laws of the Fund, the Board has proposed that Nick Veronis be elected as a Trustee to hold office until his successor is chosen and qualified.

At the closing of the Transaction, if Proposal 1 and Proposal 2 are approved, [it is anticipated that Mr. Osborne will resign from the Board]. Mr. Osborne is an Interested Trustee of the Fund because he serves as Chief Investment Officer of the Altegris Group of Companies, an affiliate of Altegris, the Fund’s current investment adviser. Nick Veronis has consented to being named as a nominee and to serve if elected.

The following tables provide information concerning the nominee and the other individuals serving as Trustees of the Fund, as of the date of this Proxy Statement. The nominee is listed first in the table under “Trustee Nominee.”

The Board believes that each of the Trustees, including the nominee, have the experience, qualifications, attributes and skills appropriate to serve as a Trustee of the Fund, in light of the Fund’s business and structure. The significance or relevance of the nominee’s or a Trustee’s particular experience, qualifications, attributes and/or skills is considered by the Board on an individual basis.

Based on the nominee’s experience, qualifications, attributes and/or skills, considered individually and with respect to the experience, qualifications, attributes and/or skills of the other Trustees, the Board has concluded that the nominee should be elected to serve as a Trustee. Additionally, below is a brief discussion of the experience, qualifications, attributes and/or skills of the nominee and continuing Trustee that led the Board, in consultation with the Nominating and Corporate Governance Committee, to conclude that each such individual should serve as a Trustee. There are no family relationships among any Trustees, the Trustee nominee and executive officers of the Fund.

The address for each Trustee is c/o Altegris KKR Commitments Master Fund, 1200 Prospect Street, Suite 400, La Jolla, CA 92037. The Fund is not part of a “fund complex,” as that term is defined in Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Trustee Nominee

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**
Nick Veronis ([●])	None	None	[Co-Founder and Managing Partner of iCapital Network]	None	None

Nick Veronis is Co-Founder and Managing Partner of iCapital Network, where he oversees Research and Due Diligence. Mr. Veronis spent 11 years at Veronis Suhler Stevenson (“VSS”), a middle-market private equity firm where he was a Managing Director responsible for originating and structuring investment opportunities. At VSS, he specialized in the business information services sector and helped spearhead the firm’s investment strategy in the financial software and data sector, including its investment in Ipreo. Mr. Veronis was previously an operating advisor to Atlas Advisors, an independent investment bank based in New York. He began his career as a financial journalist for The Boston Business Journal, was a reporter for The Star-Ledger, and a Senior Associate in the New Media Division of Newhouse Newspapers. Mr. Veronis holds a BA in economics from Trinity College and FINRA Series 7, 79, and 63 licenses.

Current Trustees of the Fund

Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**
Independent Trustees
Mark Garbin (69)	Trustee	Indefinite Length – Since Inception	Managing Principal, Coherent Capital Management LLC (since 2008)	1	Trustee of Forethought Variable Insurance Trust (since 2013), Northern Lights Fund Trust (since 2013), Northern Lights Variable Trust (since 2013), Two Roads Shared Trust (since 2012), Independent Director of Oak Hill Advisors Mortgage Strategies Fund (offshore), Ltd. (since 2014) and Carlyle Tactical Private Credit Fund (since March 2018)

Mark D. Gersten (70)	Trustee	Indefinite Length – Since Inception	Independent Consultant (since 2012)	1	Trustee of Schroder Global Series Trust (2012-2017), Northern Lights Fund Trust (since 2013), Northern Lights Variable Trust (since 2013), Two Roads Shared Trust (since 2012), Ramius Archview Credit and Distressed Fund (2015-2017)

Neil M. Kaufman (59)	Trustee	Indefinite Length – Since Inception	Managing Member, Kaufman & Associates, LLC (legal services) (since 2016); Partner, Abrams, Fensterman, Eisman, Formato, Ferrara & Wolf, LLP (2010-2016)	1	Trustee of Two Roads Shared Trust (since 2012)

Anita K. Krug (51)	Trustee	Indefinite Length – Since Inception	Dean (since 2019) Chicago Kent Law School; Interim Vice Chancellor for Academic Affairs (2018-2019), University of Washington Bothell; Interim Dean (2017-2018), Professor (2016-2019), Associate Professor (2014-2016), and Assistant Professor (2010-2014), University of Washington School of Law	1	Trustee of Two Roads Shared Trust (since 2012), and Centerstone Investors Trust (since 2016)

*	Each Trustee serves an indefinite term, until his or her successor is elected.
**	This includes any directorships at public companies and registered investment companies held by the Trustee at any time during the past five years.

[The Trustee who is affiliated with Altegris or affiliates of Altegris (as set forth below) and his age, address, positions held, length of time served, his principal business occupations during the past five years, the number of portfolios in the Fund Complex overseen by the Interested Trustee and the other directorships, if any, held by the Interested Trustee, are shown below.]

[Name, Age and Address	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**
Interested Trustee
Matthew C. Osborne (55)	Trustee and President	Indefinite Length – Since 2017	Chief Investment Officer, Altegris Group of Companies (since 2016); Executive Vice President of Altegris Companies (2010-2015)	1	None]

Information About the Executive Officers Who Are Not Trustees

The executive officers of the Fund, their ages, addresses, positions held, lengths of time served and their principal business occupations during the past five years are shown below.

Name, Age and Address	Position(s) Held with Registrant	Term of Office and Length of Time Served*	Principal Occupation(s) During Past 5 Years
Officers
William Kimme (58) 17645 Wright Street Omaha, NE 68130	Chief Compliance Officer	Indefinite Length – Since 2019 (Chief Compliance Officer)	Senior Compliance Officer of Northern Lights Compliance Services, LLC (since 2011)

Kamal Jafarnia (55) c/o Altegris KKR Commitments Master Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Secretary	Indefinite Length – Since 2018 (Secretary)	General Counsel and Chief Compliance Officer, Artivest Holdings, Inc. and Altegris Group of Companies (since 2018), Senior Vice President, Carey Credit Income Fund, Carey Credit Income Fund (2015-2018); Senior Vice President, W. P. Carey Inc., (2014-2018); Chief Compliance Officer and General Counsel, Carey Financial, LLC, (2014-2018); Senior Vice President and Chief Compliance Officer, Carey Credit Advisors, LLC, (2014-2018); Counsel, Greenberg Traurig, LLP (2014); Counsel, Alston & Bird LLP (2012-2014)

Name, Age and Address	Position(s) Held with Registrant	Term of Office and Length of Time Served*	Principal Occupation(s) During Past 5 Years
Richard Malinowski (36) c/o Altegris KKR Commitments Master Fund 1200 Prospect Street Suite 400 La Jolla, CA 92307	Assistant Secretary	Indefinite Length – Since 2018	Senior Vice President and Senior Managing Counsel (since 2017), Vice President and Counsel (2016-2017) and Assistant Vice President (2012-2016), Gemini Fund Services

Erik Naviloff (52) c/o Altegris KKR Commitments Master Fund 1200 Prospect Street Suite 400 La Jolla, CA 92307	Assistant Treasurer	Indefinite Length – Since 2018	Vice President – Fund Administration, Gemini Fund Services, LLC (since 2011); Assistant Vice President, Gemini Fund Services (2007-2012)

Elizabeth Strong (40) c/o Altegris KKR Commitments Master Fund 1200 Prospect Street Suite 400 La Jolla, CA 92037	Treasurer and Principal Financial Officer	Indefinite Length – Since 2016	Director, Fund Operations, Altegris Group of Companies (since 2010)

*	Each officer serves an indefinite term, until his or her successor is elected.

Corporate Governance

Board Structure and Oversight Function

The Board’s leadership structure features an Independent Trustee serving as Chairperson. The Chairperson participates in the preparation of the agenda for meetings of the Board and the preparation of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also presides at all meetings of the Board and is involved in discussions regarding matters pertaining to the oversight of the management of the Fund between meetings.

The Board of Trustees operates using a committee structure to facilitate the timely and efficient consideration of all matters of importance to the Trustees, the Fund and Fund shareholders, and to facilitate compliance with legal and regulatory requirements and oversight of the Fund’s activities and associated risks. The Board of Trustees has established one standing committee: the Audit Committee. The Audit Committee is comprised exclusively of Independent Trustees. The Audit Committee charter governs the scope of the Committee’s responsibilities with respect to the oversight of the Fund. The responsibilities of the Audit Committee, including its oversight responsibilities, are described further under the caption “Independent Trustees and the Committee Structure.”

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risk, among others. The Board of Trustees oversees these risks as part of its broader oversight of the Fund’s affairs through various Board and committee activities. The Board has adopted, and periodically reviews, policies and procedures designed to address various risks to the Fund. In addition, appropriate personnel, including but not limited to the Fund’s Chief Compliance Officer, members of the Fund’s administration and accounting teams, representatives from the Fund’s independent registered public accounting firm, the Fund’s Treasurer and portfolio management personnel and independent valuation and brokerage evaluation service providers, make regular reports regarding the Fund’s activities and related risks to the Board of Trustees and the Audit Committee, as appropriate. These reports include, among others, quarterly performance reports, quarterly derivatives activity and risk reports and discussions with members of the risk teams relating to each asset class. The Board’s committee structure allows the Audit Committee to focus on certain aspects of risk and the potential impact of these risks on the Fund and then report back to the full Board. In between regular meetings, Fund officers also communicate with the Trustees regarding material exceptions and items relevant to the Board’s risk oversight function. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund, and that it is not possible to develop processes and controls to eliminate all of the risks that may affect the Fund. Moreover, the Board recognizes that it may be necessary for the Fund to bear certain risks (such as investment risks) to achieve its investment objective.

As needed between meetings of the Board, the Board or the Audit Committee receives and reviews reports relating to the Fund and engages in discussions with appropriate parties relating to the Fund’s operations and related risks.

Independent Trustees and the Audit Committee

Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The Board currently has one committee: the Audit Committee.

The Independent Trustees are charged with recommending to the full Board approval of management, advisory and administration contracts, and distribution and underwriting agreements; continually reviewing fund performance; checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance and trading among funds in the same complex; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.

The Board of Trustees has a separately-designated standing Audit Committee. The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Fund’s independent registered public accounting firm; directing investigations into matters within the scope of the independent registered public accounting firm’s duties, including the power to retain outside specialists; reviewing with the independent registered public accounting firm the audit plan and results of the auditing engagement; approving professional services provided by the independent registered public accounting firm and other accounting firms prior to the performance of the services; reviewing the independence of the independent registered public accounting firm; considering the range of audit and non-audit fees; reviewing the adequacy of the Fund’s system of internal controls; and reviewing the valuation process. The Fund has adopted a formal, written Audit Committee Charter.

The members of the Audit Committee of the Fund are Mark Garbin, Mark D. Gersten, Neil M. Kaufman and Anita K. Krug. None of the members of the Fund’s Audit Committee is an “interested person,” as defined under the 1940 Act, of the Fund. Each Independent Trustee is also “independent” from the Fund under the listing standards of the New York Stock Exchange, Inc. (“NYSE”). The Chairperson of the Audit Committee of the Fund is Neil M. Kaufman.

The Fund does not have a separate Valuation Committee. The Board of Trustees of the Fund believes that the items previously considered by this Committee would be reviewed either by the Board or the Audit Committee, as appropriate. In addition, the Fund does not have a separate nominating committee. The Board of Trustees of the Fund believes that the task of nominating prospective Independent Trustees is important enough to require the participation of all current Independent Trustees, rather than a separate committee consisting of only certain Independent Trustees. Accordingly, each Independent Trustee (Mark Garbin, Mark D. Gersten, Neil M. Kaufman and Anita K. Krug) participates in the election and nomination of candidates for election as Independent Trustees for the Fund. Persons recommended as candidates for nomination as Independent Trustees shall possess such experience, qualifications, attributes, skills and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Fund, including, when applicable, to enhance the ability of the Audit Committee of the Board to fulfill its duties and/or to satisfy any independence requirements imposed by law, regulation or any listing requirements of the NYSE. While the Independent Trustees of the Fund expect to be able to continue to identify from their own resources an ample number of qualified candidates for the Fund’s Board as they deem appropriate, they will consider nominations from Shareholders to the Board.

Shareholder Communications

Shareholders may send communications to the Fund’s Board of Trustees. Shareholders should send communications intended for the Fund’s Board by addressing the communications directly to that Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Fund’s office or directly to such Board member(s) at the address specified for each Trustee previously noted. Other Shareholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Compensation of Independent Trustees

Effective January 1, 2019, each Independent Trustee is paid an annual retainer of $28,500, and each Independent Trustee receives an additional special meeting fee of $1,000 for his or her participation in any special meeting of the Board or the Audit Committee. The Chairperson of the Board and Chairperson of the Audit Committee are also paid additional annual fees of $5,000 and $4,000, respectively. Prior to January 1, 2019, each Independent Trustee was paid an annual retainer of $28,500, and each Independent Trustee received an additional special meeting fee of $1,000 for his or her participation in any special meeting of the Board or the Audit Committee. The Chairperson of the Board and Chairperson of the Audit Committee were also paid additional annual fees of $5,000 and $3,000, respectively. All Trustees are reimbursed for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Fund.

The following is the total compensation paid to the Trustees during the fiscal year ended March 31, 2020:

Name of Independent Trustee	Aggregate Compensation from the Fund	Total Compensation from the Fund Complex Paid to Trustees(1)
Independent:
Mark Garbin	$28,500	$28,500
Mark D. Gersten	$33,500	$33,500
Neil M. Kaufman	$32,500	$32,500
Anita K. Krug	$28,500	$28,500

Name of Interested Trustee
Matthew C. Osborne	None	None

(1)	During the fiscal year ended March 31, 2020, the Fund Complex was comprised solely of the Fund.

Code of Ethics

Pursuant to Rule 17j-1 under the 1940 Act, the Board of Trustees has adopted a Code of Ethics for the Fund and approved Codes of Ethics adopted by the Altegris and StepStone (collectively the “Codes”). The Codes are intended to ensure that the interests of Shareholders and other clients are placed ahead of any personal interest, that no undue personal benefit is obtained from the person’s employment activities and that actual and potential conflicts of interest are avoided.

The Codes apply to the personal investing activities of Trustees and officers of the Fund, the Adviser, and the Sub-Adviser (“Access Persons”). Rule 17j-1 under the 1940 Act and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by Access Persons, including with respect to securities that may be purchased or held by the Fund (which may only be purchased by Access Persons so long as the requirements set forth in the Codes are complied with). Under the Codes, Access Persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings or private placements. The Codes are on file with the SEC, and are available to the public.

Agreements and Related Party Transactions

Investment Advisory Agreement

The Fund entered into the Existing Advisory Agreement with Altegris, an investment adviser registered with the SEC, to manage the day-to-day operating and investing activities of the Fund. The Fund pays a management fee to Altegris for its services under the Existing Advisory Agreement at the annual rate of 1.20% of the Fund’s net asset value.

Administrative Agreement

The Fund has entered into an administration agreement (the “Administration Agreement”) with Gemini Fund Services, LLC (“GFS”), pursuant to which the Administrator is responsible, directly or through its agents, for, among other things, certain administration, accounting and investor services for the Fund.

Co-Investment Opportunities

The Fund has in the past, and may in the future, co-invest on a concurrent basis alongside StepStone affiliates, so long as such co-investment is permissible under existing regulatory guidance, the Fund’s exemptive relief, applicable regulations and the Fund’s allocation procedures. The Fund, Altegris, StepStone, and certain affiliates have been granted exemptive relief from the SEC to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Fund to co-invest alongside StepStone affiliates in a manner consistent with the Fund’s investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements, and other pertinent funds, accounts and investment vehicles managed by StepStone may afford the Fund additional investment opportunities and an ability to achieve greater diversification. Accordingly, the Fund’s exemptive order permits the Fund to invest with StepStone clients in the same portfolio companies under circumstances in which such investments would otherwise not be permitted by the 1940 Act. The exemptive relief permitting co-investment transactions generally applies only if the Independent Trustees review and approve in advance each co-investment transaction. The exemptive relief imposes other conditions with which the Fund must comply to engage in co-investment transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Fund’s trustees and executive officers, and any persons holding more than 10% of its shares, are required to report their beneficial ownership and any changes therein to the SEC and the Fund. Specific due dates for those reports have been established, and the Fund is required to report herein any failure to file such reports by those due dates. Based on the Fund’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Fund’s trustees and officers, the Fund believes that during the fiscal year ended March 31, 2020, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

Vote Required

The election of the Trustee nominee requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting. All Classes will vote together as one Class with respect to Proposal 3.

The Board recommends a vote “for” the election of the Trustee nominee named in this Proxy Statement.

PROPOSAL 4 – APPROVAL OF “MANAGER OF MANAGERS STRUCTURE”

At a meeting held on [●], 2020, the Board unanimously approved the “managers of managers” structure.

Manager of Managers Structure

iCapital RF Adviser has no current intention to change the Fund’s advisory/sub-advisory structure, where (assuming Proposals 1 and 2 are approved by shareholders) iCapital RF Adviser would serve as the Fund’s adviser and StepStone would continue to serve as the Fund’s sub-adviser. However, a “manager of managers” structure would allow iCapital RF Adviser and the Fund to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers and certain affiliated sub-advisers (i.e., sub-advisers that are direct or indirect wholly-owned subsidiaries of iCapital RF Adviser or a sister company of iCapital RF Adviser that is a direct or indirect wholly-owned subsidiary of the same company that directly or indirectly owns iCapital RF Adviser (“wholly-owned sub-advisers”)) without shareholder approval. Under this structure, an investment adviser has the ultimate responsibility, subject to oversight by the Board, for overseeing the Fund’s sub-adviser and making recommendations to the Board regarding the sub-adviser’s hiring, termination, or replacement. The “manager of managers” structure would allow the Fund to operate with greater efficiency by allowing iCapital RF Adviser and the Board to engage unaffiliated sub-advisers and wholly-owned sub-advisers without incurring the expense and delay associated with obtaining shareholder approval.

Without the “manager of managers” structure in place, the Fund would continue to be required to call and hold shareholder meetings before it enters into or materially amends a sub-advisory agreement with an unaffiliated sub-adviser or wholly-owned sub-adviser. Each time a shareholder meeting is called, the Fund must create and distribute proxy materials and solicit proxy votes from the Fund’s shareholders. This process can be expensive to the Fund and may cause delays in making changes that iCapital RF Adviser and the Board have determined are necessary or desirable. These costs are often borne by the Fund (and therefore indirectly by the Fund’s shareholders). Certain corporate transactions involving a sub-adviser of the Fund could result in the Fund seeking shareholder approval of a new sub-advisory agreement, even where there will be no change in the individuals managing the Fund or the sub-advisory fee paid to the sub-adviser. If the Fund’s shareholders approve the “manager of managers” structure for the Fund, the Board would be able to act more quickly, and with potentially less expense to the Fund, in managing sub-advisory relationships in the best interests of the Fund and its shareholders.

Prior to reliance on a “manager of managers” structure, iCapital RF Adviser and the Fund would need to apply for and be granted exemptive relief from the SEC. There is no guarantee that the SEC will grant the requested exemptive relief or grant the requested exemptive relief on the terms and conditions expected by iCapital RF Adviser. By approving Proposal 4, you are approving the operation of a “manager of managers” structure with iCapital RF Adviser as adviser under any such terms or conditions granted by the SEC.

A “manager of managers” structure does not permit investment management fees paid by the Fund to iCapital RF Adviser to be increased without shareholder approval nor does it lessen iCapital RF Adviser’s responsibilities to the Fund, including the overall responsibility for the portfolio management services furnished by a sub-adviser. Under the structure, iCapital RF Adviser would continue to supervise and oversee the activities of the sub-advisers to the Fund, monitor each sub-adviser’s performance and make recommendations to the Board about whether a sub-advisory agreement should be continued, modified or terminated. The Board would continue to oversee the sub-adviser selection process to help ensure that the interests of shareholders are protected whenever iCapital RF Adviser seeks to select a new or additional sub-adviser or modify an existing sub-advisory agreement. The Board, including a majority of the Independent Trustees, would continue to be required to review and consider the continuance of each sub-advisory agreement at least annually after an initial two-year term. In reviewing new or existing sub-advisory agreements or modifications to existing sub-advisory agreements, the Board would analyze all factors that it considers to be relevant to its determination, including the sub-advisory fees, the nature, quality and scope of services to be provided by the sub-adviser, the investment performance of the assets managed by the sub-adviser in the particular style for which a sub-adviser is sought, as well as the sub-adviser’s compliance with federal securities laws and regulations. iCapital RF Adviser and each sub-adviser would continue to have a legal duty to provide the Board with information on all factors pertinent to the Board’s decision regarding the sub-advisory arrangement. Typically, the SEC requires, as a condition to granting a “manager of managers” exemptive relief, that shareholders be given notice of the hiring, termination or replacement of a sub-adviser, including the information concerning a new sub-adviser that normally would be provided in a proxy statement, made pursuant to the exemptive relief.

Vote Required

Approval of the “manager of managers” structure requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Special Meeting. The 1940 Act defines “a majority of outstanding voting securities” of the Fund as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Fund, whichever is less. All Classes will vote together as one Class with respect to Proposal 4.

Board Recommendation

At a meeting on [●], 2020, the Board approved the proposed “manager of managers” structure (Proposal 4). In considering Proposal 4, the Board considered various factors, including the ability of the Board and iCapital RF Adviser to enter into or materially change the terms of a sub-advisory agreement with less expense and more efficiency; that any increase in total management fees paid by the Fund to iCapital RF Adviser would still require shareholder approval; that a sub-adviser could not be appointed, and no material change to the sub-advisory agreement could be made, without Board approval; and that iCapital RF Adviser would remain responsible for monitoring a sub-adviser’s compliance with the Fund’s investment objectives and investment strategies and reviewing the performance of the sub-adviser.

The Board determined that granting iCapital RF Adviser (subject to review and approval by the Board) maximum flexibility to select sub-advisers, without incurring the delay or expense of obtaining further shareholder approval, is in the best interest of shareholders because it would allow the Fund to operate more efficiently. In addition, the Board believes that it is appropriate to vest the selection of sub-advisers in iCapital RF Adviser (subject to review and approval by the Board) in light of iCapital RF Adviser’s investment advisory expertise and its experience in evaluating and selecting investment managers. The Board believes that if in the future it becomes appropriate to add or change a sub-adviser to the Fund, it could access this expertise and experience in ways that can add value to the Fund and its shareholders.

The Board recommends a vote “for” the approval of the “manager of managers” structure.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table presents certain information as of the Record Date, with respect to the beneficial ownership of the shares by (1) each existing trustee, (2) each existing executive officer and (3) all of the Fund’s existing trustees and existing executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and includes voting or investment power with respect to the shares. There are no shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

Unless otherwise indicated, to the Fund’s knowledge, all persons named in the table below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o Altegris KKR Commitments Master Fund, 1200 Prospect Street, Suite 400, La Jolla, CA 92037.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
[Interested Trustees:
Matthew C. Osborne	0	0%]
Independent Trustees:
Mark Garbin	0	0%
Mark D. Gersten	[●]	[●] %
Neil M. Kaufman	0	0%
Anita K. Krug
Current Executive Officers:
William Kimme – Chief Compliance Officer	0	0%
Kamal Jafarnia – Secretary	0	0%
Richard Malinowski – Assistant Secretary	0	0%
Erik Naviloff – Assistant Treasurer	0	0%
Elizabeth Strong – Treasurer and Principal Financial Officer	0	0%
[Matthew C. Osborne – Trustee and President]
Existing Trustees and Executive Officers as a group	0	0%

OTHER BUSINESS

The Board is not aware of any other matters that will be presented for action at the Special Meeting other than those set forth herein. Should any other matters requiring a vote of shareholders arise, proxies will be voted in the discretion of the persons named in the proxy card.

INVESTMENT ADVISER, ADMINISTRATOR AND PRINCIPAL UNDERWRITER

Set forth below are the names and addresses of the Fund’s investment adviser, administrator and principal underwriter as of the date of this proxy statement:

INVESTMENT ADVISER	ADMINISTRATOR	PRINCIPAL UNDERWRITER
Altegris Advisors, L.L.C. 1200 Prospect Street, Suite 400 La Jolla, CA 92037	Gemini Fund Services, LLC 80 Arkay Drive Hauppauge, NY 11788	[Altegris Investments, L.L.C.] 1200 Prospect Street, Suite 400 La Jolla, CA 92037

ANNUAL AND QUARTERLY REPORTS

Copies of our Annual Report on Form N-CSR are available at our website at http://www.altegris.com or without charge upon request by calling us at 1-800-972-2739. You may also direct your request to Altegris KKR Commitments Master Fund, Attention: Investor Relations, 1200 Prospect Street, Suite 400, La Jolla, CA 92037. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

iCAPITAL KKR PRIVATE MARKETS FUND

(formerly, Altegris KKR Commitments Master Fund)

AND

iCAPITAL REGISTERED FUND ADVISER LLC

EXHIBIT B

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

iCAPITAL REGISTERED FUND ADVISER LLC

AND

STEPSTONE GROUP LP

EXHIBIT C

PRINCIPAL SHAREHOLDERS OF THE FUND

As of [●], 2020, the following persons were the owners of more than 5% of the outstanding shares of the Fund.

Name	Address	Percentage of Ownership in the Fund
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]

*	Represents shareholder of record of the Fund.

[INSERT PROXY CARD]